   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1997
                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
        THERMOTREX CORPORATION                THERMO ELECTRON CORPORATION
     (EXACT NAME OF REGISTRANT AS             (EXACT NAME OF REGISTRANT AS
      SPECIFIED IN ITS CHARTER)                SPECIFIED IN ITS CHARTER)
               DELAWARE                                 DELAWARE
   (STATE OR OTHER JURISDICTION OF          (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)           INCORPORATION OR ORGANIZATION)

              52-1711436                               04-2209186
   (I.R.S. EMPLOYER IDENTIFICATION          (I.R.S. EMPLOYER IDENTIFICATION
               NUMBER)                                  NUMBER)

      10455 PACIFIC CENTER COURT             81 WYMAN STREET, P.O. BOX 9046
   SAN DIEGO, CALIFORNIA 92121-4339        WALTHAM, MASSACHUSETTS 02254-9046
            (619) 646-5300                           (617) 622-1000
  (ADDRESS, INCLUDING ZIP CODE, AND        (ADDRESS, INCLUDING ZIP CODE, AND
     TELEPHONE NUMBER, INCLUDING              TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL     AREA CODE, OF REGISTRANT'S PRINCIPAL
          EXECUTIVE OFFICES)                       EXECUTIVE OFFICES)
                                ---------------
                         SANDRA L. LAMBERT, SECRETARY,
                          THERMOTREX CORPORATION AND
                          THERMO ELECTRON CORPORATION
                        81 WYMAN STREET, P.O. BOX 9046
                       WALTHAM, MASSACHUSETTS 02254-9046
                                (617) 622-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF AGENT FOR SERVICE FOR BOTH REGISTRANTS)
                                ---------------
                                  COPIES TO:
       SETH H. HOOGASIAN, ESQ.               EDWIN L. MILLER, JR., ESQ.
           GENERAL COUNSEL,                TESTA, HURWITZ & THIBEAULT, LLP
        THERMOTREX CORPORATION                    HIGH STREET TOWER
 VICE PRESIDENT AND GENERAL COUNSEL,               125 HIGH STREET
     THERMO ELECTRON CORPORATION             BOSTON, MASSACHUSETTS 02110
    81 WYMAN STREET, P.O. BOX 9046                 (617) 248-7000
  WALTHAM, MASSACHUSETTS 02254-9046
            (617) 622-1000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

    TITLE OF EACH CLASS OF            PROPOSED MAXIMUM            AMOUNT OF
 SECURITIES TO BE REGISTERED    AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------
Common Stock of ThermoTrex
 Corporation ($.01 par
 value)......................              (2)
------------------------------------------------------------------------------
Debt Securities of ThermoTrex
 Corporation.................             (2)(3)
------------------------------------------------------------------------------
Guarantees by Thermo Electron
 Corporation of Debt
 Securities of ThermoTrex
 Corporation(4)..............             (2)(4)
------------------------------------------------------------------------------
Common Stock of Thermo
 Electron Corporation ($1 par
 value)(5)...................              (2)
------------------------------------------------------------------------------
Total........................         $250,000,000                 $75,758

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2) There are being registered hereunder such principal amount or number of securities as may from time to time be issued, but in no event will the aggregate initial offering price of the securities registered hereunder exceed $250,000,000. The securities registered shall be deemed to include such indeterminate number of shares of Common Stock of ThermoTrex Corporation and Common Stock of Thermo Electron Corporation and such indeterminate amounts of Debt Securities of ThermoTrex Corporation as may be issued upon conversion or exchange of any securities registered hereunder that provide for conversion or exchange into other securities.
(3) Plus accrued interest, if any.
(4) No separate registration fee is required for the Guarantees in accordance with Rule 457(n) under the Securities Act of 1933. No separate consideration will be given for any Guarantee.
(5) These shares may, under certain conditions, be delivered to the holders of ThermoTrex Corporation convertible debt securities who elect to convert such securities. The shares of Thermo Electron Corporation Common Stock being registered hereunder, if issued prior to the termination of the Thermo Electron Corporation Shareholder Rights Plan, shall include Rights to purchase a Unit consisting of one ten-thousandth of a share of Series B Junior Participating Preferred Stock. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.
                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to completion, dated September 4, 1997

                                  $250,000,000

                             THERMOTREX CORPORATION
                 (A SUBSIDIARY OF THERMO ELECTRON CORPORATION)
                        COMMON STOCK AND DEBT SECURITIES

                          THERMO ELECTRON CORPORATION
          GUARANTEES OF THE DEBT SECURITIES OF THERMOTREX CORPORATION

  ThermoTrex Corporation (the "Company") may offer and sell from time to time, together or separately, shares of its common stock, $.01 par value per share (the "Common Stock"), and its debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness. As of the date of this Prospectus, the Company is a 52%-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"). Thermo Electron will unconditionally guarantee on a senior or subordinated basis, as the case may be, the payment of principal of, premium, if any, and interest on the Debt Securities (the "Guarantees"). The Common Stock and the Debt Securities in one or more series (collectively, together with the Guarantees, the "Securities") may be offered, separately or together, at prices and terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement") up to an aggregate initial offering price of $250,000,000. Any Debt Securities sold hereunder will be denominated in U.S. dollars. Specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable accompanying Prospectus Supplement including, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, rate of interest (or method of calculation thereof) and time of payment thereof, terms for redemption at the option of the Company or the holder, terms for any sinking fund payments, subordination provisions, if any, terms, if any, providing for conversion of the Debt Securities into Common Stock (or, in certain instances, cash or common stock of Thermo Electron in lieu thereof), the form of the Debt Securities (which may be registered or bearer, or certificated or global), the initial public offering price and certain other terms of the offering and sale of the Debt Securities and the terms of the Guarantees in respect of which this Prospectus is being delivered; and (ii) in the case of Common Stock, the number of shares and initial public offering price of the Common Stock and certain terms of the offering and sale thereof. The Prospectus Supplement may also contain information, as applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities for which the Prospectus Supplement is being delivered. The Common Stock is listed on the American Stock Exchange. Any Common Stock offered will be listed, subject to notice of issuance, on such exchange.

  The Securities may be sold by the Company and Thermo Electron directly or indirectly through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." The applicable accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution" for possible indemnification arrangements with underwriters, dealers and agents.

  This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is     , 1997.

                             AVAILABLE INFORMATION

  Both the Company and Thermo Electron are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549; and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company and Thermo Electron; the address of such Web site is http://www.sec.gov. The Common Stock is listed on the American Stock Exchange, and such material that relates to the Company may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006. Thermo Electron's common stock is listed on the New York Stock Exchange, and such material that relates to Thermo Electron may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The Company and Thermo Electron have filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

THE COMPANY

  The following documents filed with the Commission by the Company (File No. 1-10791) are hereby incorporated by reference into this Prospectus:

    (a) Annual Report on Form 10-K for the fiscal year ended September 28, 1996, as amended;

    (b) Quarterly Report on Form 10-Q for the fiscal quarter ended December 28, 1996;

    (c) Quarterly Report on Form 10-Q for the fiscal quarter ended March 29,
  1997;

    (d) Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1997; and

    (e) The description of the Common Stock, which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

THERMO ELECTRON

  The following documents filed with the Commission by Thermo Electron (File No. 1-8002) are hereby incorporated by reference into this Prospectus:

    (a) Annual Report on Form 10-K for the fiscal year ended December 28, 1996, as amended;

    (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 29,
  1997;

    (c) Quarterly Report on Form 10-Q for the fiscal quarter ended June 28,
  1997;

    (d) Current Report on Form 8-K filed with the Commission on January 22, 1997 with respect to Thermo Instrument Systems Inc.'s acquisition of Life Sciences International PLC;

    (e) The description of Thermo Electron's common stock which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time; and

    (f) The description of Thermo Electron's Preferred Stock Purchase Rights which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

                               ----------------

  All documents filed by the Company or Thermo Electron pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Thermo Electron will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Sandra L. Lambert, Secretary, Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone: (617) 622-1000).

                                 RISK FACTORS

  In addition to the other information in this Prospectus and the applicable Prospectus Supplement, prospective purchasers of the Securities offered hereby should carefully consider the risk factors set forth in the Company's most recent Annual Report on Form 10-K.

                                  THE COMPANY

  The Company and its subsidiaries develop, manufacture and market products such as mammography and needle-biopsy systems, general purpose X-ray systems and personal care products, as well as laser-based hair removal services. The Company also conducts advanced technology research in communications, avionics, X-ray detection, signal processing, advanced-materials technology, and lasers.

  ThermoLase Corporation ("ThermoLase"), a majority-owned subsidiary of the Company, has developed a laser-based system for the removal of unwanted hair, which is being marketed in the United States through ThermoLase's Spa Thira salons and through licensing agreements with physicians, and in foreign countries through joint ventures and other licensing arrangements with companies or individuals. In addition, ThermoLase's wholly-owned CBI Laboratories, Inc. subsidiary manufactures and markets skin-care and other personal-care products. On August 12, 1997, ThermoLase sold an aggregate of $115 million principal amount of its 4 3/8% subordinated debentures due 2004. The ThermoLase debentures are convertible into shares of ThermoLase common stock at $17.385 per share.

  Trex Medical Corporation ("Trex Medical"), a majority-owned subsidiary of the Company, designs, manufactures and markets mammography equipment and minimally invasive stereotactic breast-biopsy systems used for the detection of breast cancer, as well as general radiography (X-ray) equipment. In addition, Trex Medical manufactures specialized X-ray equipment, including imaging systems used in the diagnosis and treatment of coronary artery disease and other vascular conditions, and radiographic fluoroscopy systems used to diagnose gastrointestinal disorders and other conditions.

  The Company was incorporated in December 1990 as a wholly-owned subsidiary of Thermo Electron. The Company completed an initial public offering of its Common Stock on July 24, 1991. Thermo Electron owned 9,914,990, or approximately 52%, of the total outstanding shares of the Company's Common
Stock as of July 31, 1997. The Company's principal executive offices are located at 10455 Pacific Center Court, San Diego, California 92121-4339, and its telephone number is (619) 646-5300.

                                THERMO ELECTRON

  Thermo Electron develops, manufactures and markets environmental monitoring and analysis instruments; biomedical products including heart-assist devices, respiratory care equipment, and mammography systems; paper-recycling and papermaking equipment; alternative-energy systems; industrial process equipment; and other specialized products. Thermo Electron also provides a range of services for the personal care, environmental, laboratory analysis, and metals-processing industries, and conducts advanced-technology research and development. Thermo Electron performs its business through its divisions and wholly owned subsidiaries, as well as majority-owned subsidiaries that are partially owned by the public or by private investors.

  Thermo Electron has developed leading market positions in many lines of business, including environmental monitoring and analysis instruments, mammography systems, biomass power plants, and paper-recycling equipment and papermaking accessories. Thermo Electron is currently seeking to establish leading market positions in the fields of left ventricular-assist systems, explosives-detection systems, thermal soil-remediation services and dedicated natural gas engines. Thermo Electron is developing new products in its Advanced Technologies segment, as well as other segments.

  A key element in Thermo Electron's growth has been its ability to commercialize innovative products and services emanating from research and development activities conducted at Thermo Electron's various subsidiaries and divisions. Thermo Electron's strategy has been to identify business opportunities arising from social, economic and regulatory issues and seek a leading market share through the application of proprietary technology. As part of this strategy, Thermo Electron continues to focus on the acquisition of complementary businesses that can be integrated into existing core businesses to leverage Thermo Electron's access to new markets.

  Thermo Electron believes that maintaining an entrepreneurial atmosphere is essential to continuing its growth and development. In order to preserve this environment, Thermo Electron adopted the strategy of having certain subsidiaries sell a minority interest to outside investors. Thermo Electron believes that this strategy provides additional motivation and incentives for the management of the subsidiaries through the establishment of subsidiary-level stock option incentive programs, as well as capital to support the subsidiaries' growth. Thermo Electron's wholly owned and majority-owned subsidiaries are provided with centralized strategic planning, corporate development, administrative, financial and other services that would not be available to many independent companies of similar size.

  Thermo Electron, a Delaware corporation, was founded in 1956, completed its initial public offering in 1967, and was listed on the New York Stock Exchange in 1980. The principal executive office of Thermo Electron is located at 81 Wyman Street, Waltham, Massachusetts 02254-9046 (telephone: 617-622-1000).

                                USE OF PROCEEDS

  Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for general corporate purposes, which may include repayment of outstanding indebtedness, capital expenditures, working capital requirements, research and development, repurchase of its Common Stock and other securities and the securities of any of its subsidiaries through open-market purchases or otherwise, and possible future acquisitions. The precise amount and timing of the application of such proceeds will depend upon the funding requirements of the Company, and the availability and cost of other funds. Allocation of the proceeds of particular Securities, or the principal reasons for the offering if no such allocation has been made, may be described in the applicable Prospectus Supplement. Pending these uses, the Company expects to invest the net proceeds primarily in investment grade interest or dividend bearing instruments, either directly by the Company or pursuant to a repurchase agreement with Thermo Electron. The Company's cash equivalents may be invested from time to time pursuant to a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, United States government agency securities, money market funds, commercial paper, and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement will be readily convertible into cash by the Company. The repurchase agreement currently earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the historical ratios of earnings to fixed charges of the Company and its subsidiaries, and of Thermo Electron and its subsidiaries, for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, "earnings" represent income (loss) from continuing operations before taxes and cumulative effect of change in accounting principle, adjusted for minority interest in losses of consolidated subsidiaries and minority interest in consolidated subsidiaries with fixed charges, plus fixed charges, excluding capitalized interest. "Fixed charges" for continuing operations consist of interest on indebtedness and amortization of debt expense, capitalized interest and one-third of rental expense, which is deemed to be the interest component of such rental expense.

                                                         SIX MONTHS      NINE MONTHS
                               FISCAL YEAR (1)              ENDED           ENDED
                         ----------------------------   JUNE 30, 1997   JUNE 30, 1997
                         1992 1993 1994   1995  1996  (THERMO ELECTRON) (THERMOTREX)
                         ---- ---- ----- ------ ----- ----------------- -------------
THERMOTREX CORPORATION:
Ratio of earnings to
 fixed charges.......... 2.58 3.57 30.00 119.41 37.04        N/A            3.42
THERMO ELECTRON
 CORPORATION:
Ratio of earnings to
 fixed charges.......... 3.05 3.21  3.63   4.17  4.18       4.89             N/A

--------
(1) Thermo Electron's fiscal years ended on January 2, 1993, January 1, 1994, December 31, 1994, December 30, 1995 and December 28, 1996. The Company's fiscal years ended on January 2, 1993, January 1, 1994, December 31, 1994, September 30, 1995 and September 28, 1996. In September 1995, the Company changed its fiscal year end from the Saturday nearest December 31 to the Saturday nearest September 30.

       DESCRIPTION OF DEBT SECURITIES OF THE COMPANY AND THE GUARANTEES

  The following description sets forth certain general terms and provisions of the Debt Securities of the Company to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Debt Securities constitute either senior Debt Securities (the "Senior Securities") or subordinated Debt Securities (the "Subordinated Securities"). The Debt Securities will be unconditionally guaranteed by Thermo Electron as to payment of principal, premium, if any, and interest and Additional Amounts (as hereinafter defined), if any, except that the Subordinated Securities will be guaranteed on a subordinated basis. See "Guarantees" and "Subordination of Subordinated Guarantees." The Senior Securities and related Guarantees are to be issued under an Indenture (the "Senior Indenture"), to be entered into among the Company, Thermo Electron, as Guarantor, and Bankers Trust Company, as trustee (the "Trustee"), the form of which Senior Indenture is incorporated by reference as an exhibit to the Registration Statement containing this Prospectus. The Subordinated Securities and related Guarantees will be issued under an Indenture (the "Subordinated Indenture"), to be entered into among the Company, Thermo Electron, as Guarantor, and Bankers Trust Company, as trustee (in such capacity, also the "Trustee"), the form of which Subordinated Indenture is also filed as an exhibit to the Registration Statement containing this Prospectus. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures."

  The following summary of certain provisions of the Debt Securities and the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference. Certain defined terms in the Indentures are capitalized herein. Article or section references in parentheses are to the applicable Indenture. References in this section to the "Company" are solely to ThermoTrex Corporation and not to any of its subsidiaries, and references in this section to the Guarantor or to Thermo Electron are solely to Thermo Electron Corporation and not to any of its subsidiaries.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "U.S. Dollars" or "dollars").

GENERAL

  The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder up to an aggregate principal amount that may be authorized from time to time by the Company. Debt Securities may be issued in one or more series thereunder. The Senior Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the Subordinated Securities will be unsecured and subordinated in right of payment to all existing and future Senior Indebtedness of the Company, in the manner and to the extent described below under "Subordination of Subordinated Securities." The Company's and Thermo Electron's rights as stockholders and the rights of their respective creditors, including, in the case of Thermo Electron by virtue of the Guarantees, holders of the Debt Securities, to participate in the assets of any of the Company's or Thermo Electron's subsidiaries, as the case may be, upon a subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors.

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for specific terms, including (where applicable): (1) the title or designation of such Debt Securities and the series in which such Debt Securities shall be included; (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount; (3) the price or prices (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued; (4) the date or dates on which the principal of and premium, if any, on such Debt Securities will be payable, or the method or methods, if any, by which such date or dates will be determined; (5) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue or the method or methods, if any, by which such date or dates are to be determined, and whether and under what circumstances Additional Amounts on such Debt Securities will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months; (6) the dates on which such interest, if any, will be payable and the record dates therefor; (7) the place or places where the principal of, premium, if any, and any interest or any Additional Amounts with respect to such Debt Securities shall be payable, the place or places where such registered Debt Securities may be surrendered for registration of transfer and exchange, and the place or places where such Debt Securities may be surrendered for conversion or exchange, if other than The City of New York; (8) the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may be redeemed at the option of the Company; (9) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (10) whether any such Debt Securities are to be issuable in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such Bearer Securities (including in exchange for registered Debt Securities of the same series); (11) the authorized denominations in which Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of Registered Securities) or $1,000 or $10,000 (in the case of Bearer Securities); (12) the terms, if any, on which such Debt Securities may be converted into other securities of the Company, and whether on such conversion the Company or the Guarantor may substitute cash or securities of the Company or the Guarantor in lieu of issuing Common Stock upon such conversion; (13) whether any such Debt Securities will be issued in temporary or permanent global form and, if so, the identity of the depository or depositories for such global Debt Security;

(14) the index, formulas or other method, if any, with reference to which the amount of any payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to the Debt Securities will be determined; (15) the portion of the principal amount of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof, if other than the stated principal amount thereof; (16) any addition to, or modification or deletion of, any covenant or Event of Default with respect to such Debt Securities; (17) the terms, if any, upon which Debt Securities may be exchangeable for other Securities; (18) in the case of an issue of Subordinated Securities, the subordination provisions, if different from those described under "Subordination of Subordinated Securities" and "Guarantees" below; (19) the applicability of any provisions described below under "Discharge, Defeasance and Covenant Defeasance;" (20) the date(s) that the Securities are to be dated; and (21) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures. As used in this Prospectus and any Prospectus Supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on Debt Securities will be deemed to include mention of the payment of Additional Amounts, if any, required by the terms of Debt Securities in such context. (Section 301)

  Under the Indenture, the terms of the Debt Securities of any series may differ, and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series. (Section 301)

  Debt Securities may be issued at a discount from their stated principal amount. United States Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may be issued that qualify as "Variable Rate Debt Securities" for tax purposes. United States Federal income tax considerations and other special considerations applicable to any such Variable Rate Debt Securities will be described in the applicable Prospectus Supplement.

  Debt Securities may also be issued that provide for the use of an index to determine the amount of payments of principal of, premium, if any, or interest on the series of which such Debt Securities are a part, but which do not qualify as Variable Rate Debt Securities. Special Federal income tax, accounting and other considerations applicable to such Indexed Securities will be described in the applicable Prospectus Supplement.

SUBORDINATION OF SUBORDINATED SECURITIES

  The Subordinated Securities will be subordinated in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company. Senior Indebtedness of the Company is defined for this purpose as the principal of, premium, if any, and interest and other amounts due on or with respect to the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created: (a) indebtedness of the Company for money borrowed by the Company (including, without limitation, purchase money obligations and money borrowed from Thermo Electron or any of its affiliates), whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Company; (b) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit; (c) leases of real property, equipment or other assets, which leases are capitalized in the Company's financial statements in accordance with generally accepted accounting principles; (d) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Company; (e) obligations of the Company under interest rate and currency swaps, floors, caps or other similar arrangements intended to hedge interest rates or currency exposure; (f) obligations secured by any mortgage, pledge, lien or other encumbrance on property which is owned or held by the Company subject to such mortgage, pledge, lien or other encumbrance, whether or not the obligations secured thereby shall have been assumed by the Company; (g) obligations of the Company constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (a), (b), (c), (d), (e) or (f); and (h) modifications, renewals, extensions or refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses
(a), (b), (c), (d), (e), (f) or (g) or debentures, notes or other evidences of indebtedness issued in exchange therefor; provided that Senior Indebtedness shall not include any particular indebtedness, lease, fee or obligation, modification, renewal, extension, refunding or exchanged securities if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension or refunding thereof or exchanged securities are stated to be not superior in right of payment to the Subordinated Securities. (Article Seventeen of the Subordinated Indenture) The Subordinated Securities will rank pari passu with each other. The obligations represented by the Subordinated Securities may rank pari passu with certain other obligations of the Company, if so indicated in the applicable Prospectus Supplement.

  Upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit or creditors or any other marshaling of assets and liabilities of the Company, all principal of, premium, if any, and interest due upon all Senior Indebtedness must be paid in full before the Holders of the Subordinated Securities or the Trustee are entitled to receive or retain any assets so distributed in respect of the Subordinated Securities. (Section 1702) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, such Senior Indebtedness shall first be paid in full, or duly provided for in cash, before any payment is made by the Company, directly or indirectly, on the Subordinated Securities. Upon the happening of any event of default with respect to any Senior Indebtedness, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company, directly or indirectly, on account of the principal of, premium, if any or interest on the Subordinated Securities and any Coupons appertaining thereto. (Section 1703) By reason of this provision, in the event of insolvency, Holders of the Subordinated Securities may recover less, ratably, than other creditors of the Company, including holders of Senior Indebtedness.

  The provisions under "Structural Subordination" below (with the substitution of the terms "Company" and "Debt Securities" for "Thermo Electron" and "Guarantees," respectively) will be applicable in the case of the Debt Securities, unless the context requires otherwise.

  Subject to payment in full of all Senior Indebtedness of the Company, the rights of Holders of the Subordinated Securities will be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness. (Section 1705)

  The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness or Senior Guarantor Indebtedness, or any other indebtedness, that may be incurred by the Company or Thermo Electron. The Company and Thermo Electron expect from time to time to incur additional indebtedness, including Senior Indebtedness.

GUARANTEES

  Thermo Electron will unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on and any Additional Amounts with respect to interest, if any, on the Debt Securities and the due and punctual payment of any sinking fund or analogous payments provided pursuant to the terms of such Debt Securities, when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption, repayment at the option of the holder or otherwise, whether or not in the case of Subordinated Securities such payment is prohibited by the subordination provisions therein, except that payments under the Subordinated Guarantees will be subordinated to Senior Indebtedness of Thermo Electron ("Senior Guarantor Indebtedness") to the extent described below. The Guarantees will remain in effect until the entire principal of, premium, if any, and interest on the Debt Securities shall have been paid in full or otherwise discharged in accordance with the provisions of the Indentures. (Section 1401)

SUBORDINATION OF THE SUBORDINATED GUARANTEES

  The obligations represented by the Subordinated Guarantees will be subordinated, to the extent set forth in the Subordinated Guarantees, in right of payment to the prior payment in full of all existing and future Senior Guarantor Indebtedness. Senior Guarantor Indebtedness is defined for this purpose as the principal of, premium, if any, and interest and other amounts due on or with respect to the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created: (a) indebtedness of Thermo Electron for money borrowed by Thermo Electron (including, without limitation, purchase money obligations and money borrowed from any affiliate of Thermo Electron), whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by Thermo Electron (including the principal of, premium, if any, and interest on Thermo Electron's 5% Senior Convertible Debentures due 2001); (b) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit; (c) leases of real property, equipment or other assets, which leases are capitalized in Thermo Electron's financial statements in accordance with generally accepted accounting principles; (d) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to Thermo Electron; (e) obligations of Thermo Electron under interest rate or currency swaps, floors, caps or other similar arrangements, intended to hedge interest rates or currency exposure; (f) obligations secured by any mortgage, pledge, lien or encumbrance on property which is owned or held by Thermo Electron subject to such mortgage, pledge, lien or encumbrance, whether or not the obligations secured thereby shall have been assumed by Thermo Electron; (g) obligations of Thermo Electron constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (a), (b), (c), (d), (e) or (f); and (h) modifications, renewals, extensions or refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses
(a), (b), (c), (d), (e), (f) or (g) or debentures, notes or other evidences of indebtedness issued in exchange therefor; provided that Senior Guarantor Indebtedness shall not include any particular indebtedness, lease, fee or obligation, modification, renewal, extension or refunding or exchanged securities if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension or refunding thereof or exchanged securities are stated to be not superior in right of payment to the Subordinated Guarantees. (Article Eighteen) The obligations represented by the Subordinated Guarantees will rank pari passu with certain other obligations of Thermo Electron, as set forth in the applicable Prospectus Supplement.

  Upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Thermo Electron or its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of Thermo Electron, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit or creditors or any other marshaling of assets and liabilities of Thermo Electron, all amounts due in respect of all Senior Guarantor Indebtedness must be paid in full before the Holders of the Subordinated Guarantees or the Trustee are entitled to receive or retain any assets so distributed in respect of the Subordinated Guarantees. (Section 1802) Upon the maturity of any Senior Guarantor Indebtedness by lapse of time, acceleration or otherwise, such Senior Guarantor Indebtedness shall first be paid in full, or duly provided for in cash, before any payment is made by Thermo Electron, directly or indirectly, on the Debt Securities in respect of the Subordinated Guarantees. Upon the happening of any event of default with respect to any Senior Guarantor Indebtedness, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by Thermo Electron, directly or indirectly, on the Subordinated Securities in respect of the Subordinated Guarantees. (Section
1802) By reason of this provision, in the event of insolvency, holders of the Subordinated Securities and the related Subordinated Guarantees may recover less, ratably, than other creditors of Thermo Electron, including holders of Senior Guarantor Indebtedness.

  Subject to payment in full of all Senior Guarantor Indebtedness, the rights of the holders of the Subordinated Securities under the related Subordinated Guarantees will be subrogated to the rights of holders of Senior Guarantor Indebtedness to receive payments or distributions of cash, property or securities of Thermo Electron applicable to Senior Guarantor Indebtedness. (Section 1805)

STRUCTURAL SUBORDINATION

  The following provisions relate to the Guarantees with respect to both the Senior Securities and the Subordinated Securities.

  The obligations represented by the Guarantees are obligations exclusively of Thermo Electron and not of its subsidiaries. Because the operations of Thermo Electron are, in large part, conducted through subsidiaries, the cash flow and the consequent ability to service debt of Thermo Electron, including the obligations represented by the Guarantees, are dependent, in part, upon the earnings of its subsidiaries and the distribution of those earnings to Thermo Electron or upon loans or other payments of funds by those subsidiaries to Thermo Electron. Pursuant to the Thermo Electron Corporate Charter, to which the Company and each of the other majority-owned subsidiaries of Thermo Electron is a party (the "Charter"), the combined financial resources of Thermo Electron and its subsidiaries allow Thermo Electron to provide banking, credit, and other financial services to its subsidiaries so that each member of the Thermo Electron group of companies may benefit from the financial strength of the entire organization. Toward that end, the Charter states that each member of the group may be required to provide certain credit support to the consolidated entity. Nonetheless, Thermo Electron's ability to access assets held by its majority-owned subsidiaries through dividends, loans, or other transactions is subject in each instance to a fiduciary duty owed to the minority stockholders of the relevant subsidiary. The subsidiaries are separate and distinct legal entities and, except as provided in the Charter, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Guarantees or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to Thermo Electron by its subsidiaries may be subject to statutory restrictions, and dividends paid by a subsidiary that does not consolidate with Thermo Electron for tax purposes will be subject to taxation.

  The obligations represented by the Guarantees will be effectively subordinated to all indebtedness and other liabilities, including current liabilities and commitments under leases, if any, of Thermo Electron's subsidiaries. Any right of Thermo Electron to receive assets of any of its subsidiaries upon liquidation or reorganization of such subsidiary (and the consequent right of the holders of the Guarantees to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that Thermo Electron is itself recognized as a creditor of such subsidiary, in which case the claims of Thermo Electron would still be subject to any security interests in the assets of such subsidiary and subordinated to any indebtedness of such subsidiary senior to that held by Thermo Electron. In addition, any minority stockholder of such subsidiary would be entitled to participate in the assets of such subsidiary on the same terms as Thermo Electron.

CONVERSION RIGHTS

  Unless otherwise indicated in an applicable Prospectus Supplement, the following provisions shall be applicable with respect to any Debt Security that is convertible into Common Stock (a "Convertible Debt Security").

  The Holder of any Convertible Debt Security will have the right, at the Holder's option, to convert any portion of the principal amount of a Convertible Debt Security that is an integral multiple of $1,000 into shares of Common Stock at any time on or after (a) in the case of all Convertible Debt Securities other than a temporary global Bearer Security, its date of issuance and (b) in the case of Convertible Debt Securities represented by a temporary global Bearer Security, the receipt of definitive Convertible Debt Securities, and prior to the close of business on the maturity date, unless previously redeemed or repurchased, at the Conversion Price per share set forth in an applicable Prospectus Supplement (subject to adjustment as described below). The right to convert a Convertible Debt Security called for redemption or delivered for repayment will terminate at the close of business on the fifth trading day prior to the redemption date for such Convertible Debt Security or the second trading day preceding the repayment date, as the case may be, unless the Company defaults in making the payment due upon redemption or repayment, as the case may be. (Section 1201)

  The right of conversion attaching to any Convertible Debt Security may be exercised by the Holder by delivering the Convertible Debt Security at the specified office of a Conversion Agent (which in the case of a

Convertible Debt Security which is a Bearer Debt Security (a "Bearer Convertible Debt Security") will only be the office of any Conversion Agent outside the United States), accompanied by a duly signed and completed notice of conversion. The Conversion Date will be the date on which the Convertible Debt Security and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the Conversion Date, the Company will issue and deliver to the Trustee a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share; such certificate will be sent by the Trustee to the appropriate Conversion Agent for delivery to the Holder. Accrued interest from the immediately preceding interest payment date until the Conversion Date will be paid within five business days after the Conversion Date. Each Bearer Convertible Debt Security delivered for conversion must be delivered with all Coupons maturing after the Conversion Date. Coupons maturing on or before the Conversion Date and not in default will be payable against surrender thereof, and Coupons so maturing but in default will continue to be payable as set forth in the Indenture, notwithstanding the exercise of the right of conversion by the Holder of the Convertible Debt Security to which the Coupons appertain, but Coupons maturing after the Conversion Date will not be paid. In the case of any Convertible Debt Security that is a Registered Debt Security which has been converted after any Regular Record Date but on or prior to the next Interest Payment Date (other than any such Registered Debt Security whose Maturity is prior to such Interest Payment Date), interest the Stated Maturity of which is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder of such Registered Convertible Debt Security on such Regular Record Date. No other payment or adjustment for interest, or for any dividends in respect of Common Stock, will be made upon conversion. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. No fractional shares will be issued upon conversion, but in lieu thereof, an appropriate amount will be paid in cash by the Company based on the market price of the Common Stock at the close of business on the day of conversion. (Sections 307, 1202 and 1203)

  A Holder delivering a Convertible Debt Security for conversion will not be required to pay any stamp and similar taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of the Common Stock in a name other than that of the Holder of the Convertible Debt Security. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. (Sections 1202 and 1208)

  The Conversion Price is subject to adjustment in certain events, including:
(a) dividends (and other distributions) payable in Common Stock on shares of capital stock of the Company, (b) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (determined as provided in the Indenture) of the Common Stock, (c) subdivisions, combinations and reclassifications of Common Stock and (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, cash or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above, dividends and distributions paid exclusively in cash out of the retained earnings of the Company and mergers and consolidations to which the last paragraph of this section applies). The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price. (Section 1204) Notices of any adjustments to the Conversion Price pursuant to this paragraph will be given to all Holders in the manner required in the Indenture. (Section 1205)

  If so indicated in the applicable Prospectus Supplement with respect to a series of Convertible Debt Securities, in lieu of issuing shares of Common Stock upon conversion of such series of Convertible Debt Securities, the Company may elect, in its sole discretion, to (i) pay cash in respect of all or a portion of the shares of Common Stock otherwise issuable upon such conversion (the "Cash Settlement Option") and/or (ii) deliver fully paid and non-assessable shares of Guarantor Common Stock, in respect of all or a portion of the shares of Common Stock otherwise issuable upon such conversion (the "Stock Settlement Option"). The amount of cash to be so delivered upon the exercise of the Cash Settlement Option shall be equal to the number of shares of Common Stock as to which cash is being paid in lieu of issuance of shares of Common Stock multiplied by the Market Price of a share of Common Stock.

  In the event the Stock Settlement Option is applicable, the method for determining the number of shares of Guarantor Common Stock to be delivered shall be described in the applicable Prospectus Supplement.

  With respect to the Cash Settlement Option, "Market Price" means the Weighted Average Price of the Common Stock on the last Trading Day preceding the applicable Conversion Date. The "Weighted Average Price" of the Common Stock on any Trading Day means the weighted average per share sale price for all reported sales of the Common Stock on such Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not available, the average of the high and low sale prices or, if no sales prices are reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices), as reported in composite transactions on the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Weighted Average Price on the basis of such quotations or other data as it considers appropriate. A "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Weighted Average Price is open for trading or quotation and on which at least one trade of the Common Stock has occurred.

  If at any time the Company makes a distribution of property to its stockholders which would be taxable to the stockholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends on Common Stock or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Indenture, the number of shares into which Convertible Debt Securities are convertible is increased, such increase may be deemed for federal income tax purposes to be the payment of a taxable dividend to Holders of Convertible Debt Securities.

  In case of any consolidation or merger of the Company with or into another Person or any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Company, each Convertible Debt Security then outstanding will, without the consent of the Holder of any Convertible Debt Security or Coupon, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Convertible Debt Security was convertible immediately prior thereto (assuming such holder of Common Stock failed to exercise any rights of election and that such Convertible Debt Security was then convertible). (Section 1211)

REGISTRATION, TRANSFER, PAYMENT AND PAYING AGENTS

  The Indentures provide that the Company may issue Debt Securities in registered form only, in bearer form only, or in both registered and bearer form.

  Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, without interest Coupons, and definitive Bearer Securities will be issued in denominations of $1,000 and $10,000, with interest Coupons attached. (Section 302)

  Unless otherwise indicated in the applicable Prospectus Supplement, the principal, premium, if any, and interest on the Registered Securities will be payable, Registered Securities may be surrendered for registration of transfer or exchange and Registered Securities may be surrendered for conversion at an office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at the option of the Company by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith, except in certain circumstances. (Sections 305, 307 and 1002)

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest on Bearer Securities will be made, and Bearer Securities may be presented for conversion, subject to any applicable laws and regulations, at such office or agency outside the United States as is specified in the applicable Prospectus Supplement and as the Company may designate from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest due on Bearer Securities on any Interest Payment Date will be made only against surrender of the Coupon relating to such Interest Payment Date. Unless otherwise indicated in the applicable Prospectus Supplement, no payment of principal, premium or interest or surrender for conversion with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment with respect to Bearer Securities may be made and any Bearer Securities may be surrendered for conversion, if applicable, at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest or the surrender of Bearer Securities for conversion at all offices outside of the United States maintained for such purpose by the Company is illegal or effectively precluded by exchange controls or similar restrictions. (Sections 307 and 1002)

  Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Securities (provided that all unmatured related Coupons and matured related Coupons in default are attached) will be exchangeable for an equal aggregate principal amount of Registered Securities of the same series in denominations of $1,000 and integral multiples thereof without Coupons, and Registered Securities will be exchangeable for an equal aggregate principal amount of Registered Securities of different denominations, in each case without service charge (other than the cost of delivery) but upon payment of any taxes and other governmental charges, except in certain circumstances. Bearer Securities may be exchanged for Registered Securities of the same series by surrender of such Bearer Securities to be exchanged at any applicable Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If and so long as Registered Securities of a series are represented solely by a global Debt Security (see "Global Securities" below), a Bearer Security may be exchanged for a beneficial interest in such global Debt Security only by and through a DTC Participant (as defined in "Global Securities" below). In case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment of Defaulted Interest, as the case may be, and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment or Defaulted Interest, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of the Indentures. Unless otherwise indicated in the applicable Prospectus Supplement, Registered Securities will not be exchangeable for Bearer Securities. Registered Securities shall be registered as provided in the Indenture. (Section 305)

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company shall not be required (i) to issue, register the transfer of or exchange any Debt Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of such Debt Securities and ending at the close of business on the day of such selection, or
(ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be redeemed, or
(iii) to exchange any Bearer Security so selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of the Indenture or (iv) to issue, register the transfer of or exchange any Debt Security which, in accordance with its terms, has been surrendered for repayment at the option of the holder of such Debt Security, except the portion, if any, of such Security not to be so repaid. (Section 305)

GLOBAL SECURITIES

  The Debt Securities may be issued in whole or in part in the form of one or more global securities, each of which will be deposited with, or on behalf of, a depository (a "Depository"). Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. The Company anticipates that Bearer Securities will be represented initially by a temporary global Debt Security in bearer form, without interest Coupons or conversion rights, which will be deposited on the applicable closing date on behalf of subscribers for the Bearer Securities represented thereby with a common depository in London for their respective accounts at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear Clearance System ("Euroclear"), or CEDEL Bank, SA ("CEDEL"). Upon deposit of the temporary global Debt Security, Euroclear or CEDEL, as the case may be, will credit each subscriber with a principal amount of Bearer Securities equal to the principal amount thereof for which it has subscribed and paid. The temporary global Debt Security will be exchangeable for definitive Bearer Securities in denominations of $1,000 and $10,000 or other authorized denominations, each with related interest Coupons attached, or Registered Securities in denominations of $1,000 or an integral multiple thereof, if permitted by the rules and procedures then in effect of CEDEL, Euroclear and The Depository Trust Company ("DTC"), commencing on the exchange date specified in the applicable Prospectus Supplement (the "Exchange Date"), if permitted. Exchange for definitive Bearer Securities will be made only upon certification that the beneficial owners of such Bearer Securities are not United States persons (as defined below) or other persons who have purchased such Bearer Securities for resale to United States persons. No Bearer Debt Security so delivered in exchange will be mailed or otherwise delivered to any location in the United States. The temporary global Debt Security will be exchangeable for Registered Securities in denominations of $1,000 or an integral multiple thereof at any time without certification of non-U.S. status; provided that such exchange is permitted by the rules and procedures then in effect of CEDEL and Euroclear, and provided, further, that if and so long as Registered Securities of a series are represented solely by a global Debt Security, such exchange may be effected only by and through a DTC Participant (as defined below). A beneficial owner must exchange its share of the global Debt Security in bearer form for definitive Debt Securities, in either registered or bearer form, before interest payments can be collected or conversion rights exercised. (Section 304) Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of temporary global Debt Securities.

  In addition, the Company anticipates that any global Debt Security in registered form will be deposited with, or on behalf of DTC, and that such global Debt Security will be permanent and will be registered in the name of Cede & Co., DTC's nominee. The Company further anticipates that the following provisions will apply to the Depository arrangements with respect to any such global Debt Security in registered form. Any additional or differing terms of the Depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of global Debt Securities.

  So long as DTC or its nominee is the registered owner of a global Debt Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such global Debt

Security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global Debt Security will not be entitled to have Debt Securities represented by such global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form; accordingly, such laws may limit the transferability of beneficial interests in a global Debt Security.

  Unless otherwise specified in the applicable Prospectus Supplement, each global Debt Security in registered form will be exchangeable for definitive Registered Securities of the same series only if (i) DTC notifies the Company that it is unwilling or unable to continue as Depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) the Company in its sole discretion determines that the global Debt Securities shall be exchangeable for definitive Registered Securities and delivers a Company Order to the Trustee to such effect or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Debt Securities of any series. Upon any such exchange, owners of a beneficial interest in the global Debt Security or Securities in registered form will be entitled to physical delivery of individual Debt Securities in definitive form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such Debt Securities in definitive form registered in the names of the beneficial owners, which names shall be provided by DTC's relevant participants (as identified by DTC) to the Trustee. Unless otherwise described in the applicable Prospectus Supplement, Debt Securities so issued in definitive form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without Coupons. (Section 305)

  The following is based on information furnished to the Company:

  DTC will act as securities Depository for the global Debt Securities in registered form. These Debt Securities will be issued as fully Registered Securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate will be issued and deposited with DTC with respect to each series of Debt Securities, each in the aggregate principal amount of such series (except that if the aggregate principal amount of a series of Debt Securities exceeds $200 million (or such other amount as shall be permitted by DTC from time to time) one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series).

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

  To facilitate subsequent transfers, the Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

  Principal payments, premium payments, if any, and interest payments, if any, on the registered Debt Securities in global form will be made to Cede & Co. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer, on the payment date in accordance with their respective holdings as shown on DTC's records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and are the responsibility of such Direct and Indirect Participants and not of DTC, the Trustee, the Company or Thermo Electron, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (premium, if any) and interest, if any, to Cede & Co. is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  If applicable, redemption notices shall be sent to DTC. If less than all of the Debt Securities of a series represented by global Debt Securities in registered form are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  To the extent that any Debt Securities provide for repayment or repurchase at the option of the Holders thereof, a Beneficial Owner shall give notice of any option to elect to have its interest in the global Debt Security repaid by the Company, through its Participant, to the Trustee, and shall effect delivery of such interest in a global Debt Security by causing the Direct Participant to transfer the Participant's interest in the global Debt Security or Securities representing such interest, on DTC's records, to such Trustee. The requirement for physical delivery of Debt Securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global Debt Security or Securities representing such Debt Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of the tendered Debt Securities to the Trustee's account.

  DTC may discontinue providing its services as Depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor Depository is not appointed, Debt Security certificates are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Depository). In that event, Debt Security certificates will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and Thermo Electron believe to be reliable, but the Company and Thermo Electron take no responsibility for the accuracy thereof.

  None of the Company, Thermo Electron, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States tax laws and regulations, Bearer Securities may not be offered or sold prior to the Exchange Date specified in the applicable Prospectus Supplement, or at any time if part of a distributor's unsold allotment, to a person who is within the United States or to a United States person other than (i) certain financial institutions located outside the United States that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, (ii) the United States offices of exempt distributors, or (iii) United States offices of international organizations or foreign central banks. United States tax laws and regulations also require that Bearer Securities not be mailed or otherwise delivered to any location in the United States. Any underwriters, agents and dealers participating in the offering of Debt Securities must covenant that they will not offer or sell during the applicable restricted period (as defined in the Code and the regulations thereunder) any Bearer Securities within the United States or to United States persons (other than the persons described above) or deliver in connection with the sale of Bearer Securities during the restricted period any Bearer Securities within the United States, and that they have in effect procedures reasonably designed to ensure that their employees and agents who are directly engaged in selling the Bearer Securities are aware of the restrictions described above. No definitive Bearer Security will be delivered in connection with its original issuance nor will interest be paid on any Bearer Security until receipt of written certification of non-U.S. status described above under "--Global Securities."

  As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate, the income of which is subject to United States federal income taxation regardless of its source, and any trust if a court within the United States is able to exercise primary supervision of the administration thereof and one or more fiduciaries have the authority to control all substantial decisions thereof, or any other person included within the definition of United States person under the Code and the regulations thereunder; and "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. (Section
101)

  Unless otherwise indicated in the applicable Prospectus Supplement, definitive Bearer Securities and interest Coupons will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." The sections referred to in such legend provide that any United States person holding a Bearer Security or interest Coupon, with certain limited exceptions, will not be entitled to deduct any loss incurred with respect to such Bearer Security or interest Coupon and will not be entitled to any capital gain treatment with respect to any sale, redemption or other disposition of such Bearer Security or interest Coupon but will be taxed thereon at ordinary income rates instead.

REDEMPTION

  Redemption at the Option of the Company. The applicable Prospectus Supplement will specify whether or not the Debt Securities will be redeemable at the option of the Company and the terms upon which such Debt Securities may be so redeemed.

  Notice of intention to redeem redeemable Debt Securities will be given in accordance with "Notices" below. In the case of redemption of all Debt Securities of a series, notice will be given by the Trustee not more than 60 nor less than 20 days prior to the Redemption Date. Notices of redemption will specify, among other things, (i) the Redemption Date; (ii) the Redemption Price, and accrued interest, if any; (iii) in the case of a partial redemption, the identification and aggregate principal amount of Debt Securities to be redeemed and the aggregate principal amount of the Debt Securities which will be outstanding after such partial redemption; (iv) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Debt Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date; (v) if applicable, the Conversion Price, the date on which the right to convert the Debt Securities to be redeemed will terminate and the places where such Debt Securities, together with all unmatured Coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; (vi) the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto; (vii) that the redemption is for a sinking fund, if such is the case; (viii) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the Redemption Date or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished; and (ix) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date, the last date, as determined by the Company, on which such exchanges may be made. All redemption notices are irrevocable, except in the case of certain redemptions for taxation reasons specified in the next succeeding subsection. (Section 1104).

 Redemption for Taxation Reasons

  If the Company has or will become obligated to pay Additional Amounts (as described below under "Payment of Additional Amounts to Non United States Persons") as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings (any such change or amendment being herein referred to as a "Tax Law Change"), and such obligations cannot be avoided by the Company taking reasonable measures available to it, the Debt Securities held by Persons who are not United States persons and to whom such Additional Amounts have or will become payable (the "Tax Affected Debt Securities") may be redeemed, at the option of the Company, in whole but not in part. Such redemption of Tax Affected Debt Securities shall be upon not less than 20 nor more than 60 days' prior notice as provided under "Notices" below, at a redemption price equal to 100% of the principal amount of the Tax Affected Debt Securities, plus accrued interest to the redemption date and any Additional Amounts then payable; provided, however, that (1) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Tax Affected Debt Securities then due and (2) at the time such notice of redemption is given, the obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an opinion of counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a Tax Law Change. The Company's right to redeem the Tax Affected Debt Securities shall continue as long as the Company is obligated to pay such

Additional Amounts, notwithstanding that the Company shall have theretofore made payments of Additional Amounts. (Section 1102)

  In addition, if the Company determines, based upon a written opinion of counsel selected by the Company, that, as a result of a Tax Law Change, any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, premium, if any, or interest due with respect to any Bearer Debt Security or Coupon appertaining thereto would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Debt Security or Coupon who is not a United States person as defined below under "Payment of Additional Amounts to Non United States Persons" (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) which can be satisfied by the custodian, nominee or other agent certifying that the beneficial owner is not a United States person, provided that in each case referred to in clauses
(a) (ii) and (b) payment by such custodian, nominee or other agent to such beneficial owner is not otherwise subject to any such requirement, or (c) which would not be applicable but for the fact that a Bearer Debt Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the Code, with respect to the beneficial owner of such Bearer Debt Security), the Company at its election will either (x) redeem the Bearer Securities, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, or
(y) if and so long as the conditions of the third paragraph under "Payment of Additional Amounts to Non United States Persons" are satisfied, pay the Additional Amounts specified in such paragraph. The Company will make such determination and election and notify the Trustee thereof in writing as soon as practicable, and the Trustee will promptly give notice of such determination (the "Determination Notice"), in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Bearer Securities or will pay the Additional Amounts specified in the third paragraph under "Payment of Additional Amounts" and (if applicable) the last date by which the redemption of the Bearer Securities shall take place. If the Company elects to redeem the Bearer Securities, such redemption shall take place on a date not later than one year after publication of the Determination Notice, as the Company elects by notice in writing to the Trustee at least 75 days before that date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company shall not be required to so redeem the Bearer Securities if the Company, based upon a written opinion of counsel selected by the Company, subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee in writing of its determination not to so redeem the Bearer Securities, and the Trustee will promptly give notice to the Holders of the Bearer Securities of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay Additional Amounts, the Company may, as long as the Company is obligated to pay such Additional Amounts, redeem all the Bearer Securities, at any time, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date and any Additional Amounts then payable. (Section 1102)

 Repayment at Option of Holder

  Unless otherwise specified in an applicable Prospectus Supplement, each holder of a Convertible Debt Security shall have the right to cause the Company to repay such Convertible Debt Security (or portions thereof in integral multiples of $1,000) for a cash amount equal to 100% of the principal amount thereof plus accrued interest to the redemption date and any Additional Amounts then payable, if a Repayment Event (as defined below) occurs or has occurred. The "Repayment Date" for this purpose shall be the ninetieth (90th) day after the later of the Exchange Date or the date a Repayment Event has occurred. (Section 1502) Notice with respect to the occurrence of a Repayment Event will be given to all Holders of Convertible Debt Securities with repayment rights in accordance with "Notices" below and not later than 30 days after the later of the Exchange Date or the date of such Repayment Event. Notices of repayment will specify, among other things, (i) the

Repayment Date; (ii) the date by which the repurchase right must be exercised;
(iii) the price at which the Convertible Debt Securities are to be repaid, including accrued interest and Additional Amounts, if any; (iv) if applicable, the Conversion Price then in effect, the date on which the right to convert the Securities to be repaid will terminate and the place or places where such Securities, together (in the case of Bearer Securities) with all unmatured Coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; and (v) a description of the repayment right procedures that a Holder must follow and the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Repayment Date, are to be surrendered for payment (or the amount of any such missing Coupon or Coupons will be deducted from any amount due to such Holder) and any accrued interest and Additional Amounts, if any, pertaining thereto. (Section 1503)

  To be repaid, a Convertible Debt Security must be received by the Trustee with a duly executed written notice, substantially in the form provided on the reverse side of such Convertible Debt Security, at the place of payment not earlier than 60 days nor later than 30 days prior to the Repayment Date. Each Bearer Convertible Debt Security delivered for repayment must be delivered with all unmatured Coupons. Once notice is given by the Holder to the Paying Agent, it is irrevocable. However, holders of Convertible Debt Securities will retain the right to require such Convertible Debt Securities to be converted into Common Stock prior to the Repayment Date, so long as notice to that effect, including the Holder's nontransferable receipt for the Convertible Debt Securities from a Paying Agent, is delivered at least two business days on or prior to the Repayment Date to a Paying Agent. (Sections 1201, 1504 and 1505)

  A "Repayment Event" shall have occurred if the Common Stock (or other equity securities into which the Debt Securities are then convertible) is neither listed for trading on a United States national securities exchange, the Nasdaq National Market nor approved for trading on an established automated over-the-counter trading market in the United States. (Section 1502)

  Certain of the Company's and/or the Guarantor's existing and future agreements relating to their indebtedness could prohibit the repayment by the Company of the Convertible Debt Securities pursuant to the exercise by a Convertible Debt Security holder of the foregoing option, depending on the financial circumstances of the Company and/or the Guarantor at the time any such repayment may occur, because such repayment could cause a breach of certain financial ratio and/or other covenants contained in such agreements. Such a breach may constitute an event of default under such indebtedness and thereby restrict the Company's ability to repay the Convertible Debt Securities. See "Subordination of Debt Securities" and "Subordination of Guarantees" above.

COVENANTS OF THE COMPANY

  The Indenture does not contain any financial covenants or similar restrictions respecting the Company or Thermo Electron, and in the absence of such provisions, holders of the Debt Securities will have no protection (other than their rights upon an event of default, as described under "Events of Default" below) from adverse changes in the Company's or Thermo Electron's financial condition. The Indenture also does not contain provisions which may afford the holders of any of the Debt Securities protection in the event of a highly leveraged transaction or similar transaction involving the Company or Thermo Electron. Any such provisions, if applicable to any Debt Securities, will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

PAYMENT OF ADDITIONAL AMOUNTS TO NON UNITED STATES PERSONS

  Unless otherwise specified in an applicable Prospectus Supplement, the Company will pay to the holder of any Debt Security or any related Coupon who is not a United States person (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on such Debt Security, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such

Debt Security or in such Coupon to be then due and payable; provided, however, that the foregoing obligations to pay Additional Amounts shall not apply to any one or more of the following:

    (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, stockholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, stockholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having had a permanent establishment therein, (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation, a passive foreign investment company, or a foreign private foundation or foreign tax exempt entity for United States tax purposes, or a corporation which accumulates earnings to avoid United States Federal income tax, or (iii) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

    (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Debt Security or any related Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

    (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

    (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Debt Security or any related Coupon, if compliance is required by statute or by regulation or ruling of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such Debt Security;

    (f) any tax, assessment or other governmental charge imposed as a result of a Person's past or present actual or constructive ownership, including by virtue of the right to convert Debt Securities, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

    (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of, premium, if any, or interest on such Debt Security, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

    (h) any tax, assessment, or other governmental charge imposed on the disposition of any Debt Security by a person holding at any time, actually or constructively, Debt Securities of the applicable series having a fair market value in excess of the greater of the fair market value of five percent of (i) the Company's Common Stock or (ii) the Debt Securities of such series;

    (i) any tax, assessment or other governmental charge imposed on a Holder that is a partnership or a fiduciary, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly received its beneficial or distributive stock of payments on such Debt Security;

    (j) any tax, assessment or other governmental charge which would not have been imposed but for the fact that such Debt Security constitutes a "United States real property interest," as defined in Section 897(c)(1) of the Internal Revenue Code, and the regulations thereunder, with respect to the beneficial owner of such Debt Security; or

    (k) any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j). (Section 1004)

  As used herein, "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction and a "United States person" is a person that is, for United States federal income tax purposes, (a) a citizen or a resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of source, (d) any trust if a court within the United States is able to exercise primary supervision of the administration thereof and one or more United States fiduciaries have the authority to control all substantial decisions thereof, or (e) any other person included within the definition of United States person under the Code and the regulations thereunder. (Sections 101 and 1004)

  Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to in the second paragraph under "Redemption for Taxation Reasons" above would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice, to have the provisions of this paragraph apply in lieu of redeeming the Bearer Debt Security pursuant to such second paragraph. In such event, the Company will pay as Additional Amounts such amounts as may be necessary so that every net payment made, following the effective date of such requirements, outside the United States by the Company or any Paying Agent of principal of, and premium, if any, due in respect of any Bearer Debt Security, or interest represented by any Coupon, the beneficial owner of which is not a United States person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge, other than a backup withholding tax or similar charge which is (a) the result of a certification, identification or information reporting requirement described in the first parenthetical clause of such second paragraph, (b) imposed as a result of the fact that the Company or any Paying Agent has actual knowledge that the beneficial owner of such Bearer Debt Security or Coupon is within the category of persons described in clause (a) of the first paragraph under this heading or (c) imposed as a result of presentation of such Bearer Debt Security or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in such Bearer Debt Security or Coupon to be then due and payable. (Section 1004)

EVENTS OF DEFAULT

  The following are Events of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay any interest on, or any Additional Amounts payable in respect of any interest on, any Debt Security of that series when due, continued for 10 days, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (b) failure to pay principal or any premium on any Debt Security of that series when due, upon maturity, redemption or otherwise, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (c) default in the deposit of any sinking fund payment or analogous payment, when due by the terms of the Debt Securities of that series, and in the case of the Subordinated Securities, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (d) failure to perform any other covenant or breach of a warranty of the Company or Thermo Electron in the applicable Indenture (other than a covenant expressly included in such Indenture solely for the benefit of a series of Debt Securities other than that series) or any Debt Security of such series, continued for 60 days after written notice as provided in the applicable Indenture; (e) any acceleration of the maturity of any indebtedness of the Company for borrowed money in an aggregate principal amount exceeding $25,000,000, unless otherwise specified in the applicable Prospectus Supplement, or a failure to pay such indebtedness at its stated maturity, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 20 days after written notice as provided in the Indentures; (f) certain events of bankruptcy, insolvency or reorganization of the Company or Thermo Electron; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The Indentures provide that the Trustee thereunder may withhold notice to the holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, Additional Amounts, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the Holders to do so. (Section 602) If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities of that series may declare the principal amount of all Debt Securities of that series (or if any Debt Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately; provided that in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount (or portion thereof), premium, if any, interest and Additional Amounts, if any, shall automatically become due and payable. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502) For information as to waiver of default, see "Modifications, Waivers and Meetings." Reference is made to the Prospectus Supplement relating to each series of Debt Securities which are Original Issue Discount Securities or Indexed Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities or Indexed Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indentures provide that, subject to the duty of the respective Trustees thereunder during default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the Holders of the Debt Securities unless they shall have offered to such Trustee reasonable indemnity. (Section 601) Subject to such provisions for indemnification of the Trustees, the Holders of a majority in principal amount of the Debt Securities of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of such series. (Section 512)

  No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series,
(ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity to such Trustee to institute such proceeding as trustee, and (iii) such Trustee for 60 days after receipt of such notice has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest or Additional Amounts on such Debt Security on or after the applicable due date specified in such Debt Security or the right to convert such Debt Security. (Section 508)

  Thermo Electron and the Company will each be required to furnish to the Trustees annually a statement as to whether there is a default in the performance or observance of certain covenants. (Section 1005)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Upon the direction of the Company, the Indenture shall cease to be of further effect with respect to any series of Debt Securities and any Coupons appertaining thereto issued thereunder specified by the Company (subject to the survival of certain provisions thereof, including the obligation to pay Additional Amounts to the extent described below) when (i) either (A) all outstanding Debt Securities of such series and, in the case of Bearer Securities, all Coupons appertaining thereto, have been delivered to the Trustee for cancellation (subject to certain exceptions) or (B) all Debt Securities of such series have become due and payable or will become due and payable at their stated maturity within one year and such securities are not convertible or exchangeable for other securities or are to be called for redemption within one year and such securities are not convertible or exchangeable for other securities, and the Company or Thermo Electron have irrevocably deposited with the Trustee, in trust, funds in Dollars in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest, if any (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company, any such Additional Amounts) to the date of such deposit (if such Debt Securities have become due and payable) or to the Maturity thereof, as the case may be,
(ii) the Company or Thermo Electron have paid all other sums payable under the Indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met. If the Debt Securities of any such series provide for the payment of Additional Amounts, the Company will remain obligated, following such deposit, to pay (and the Guarantee of Thermo Electron will continue to apply to such payment of) Additional Amounts on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as aforesaid. (Section 401)

  If so provided in the applicable Prospectus Supplement, the Company may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such Debt Securities to the extent that the amount thereof exceeds the amount deposited in respect of such Additional Amounts as provided below, and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such Debt Securities into other securities in accordance with their terms) ("defeasance"), or (b) to omit to comply with its obligations with respect to certain restrictive covenants in
Section 1005 (Statement as to Compliance), Section 102 (Compliance Certificates and Opinions), and, to the extent specified pursuant to Section 301, any other covenant applicable to such Debt Securities in the Indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars and/or Government Obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the Debt Securities of such series provide for the payment of Additional Amounts and (y) the amount of any such Additional Amounts is at the time of deposit reasonably determinable by the Company, any such Additional Amounts with respect to) such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the due dates therefor, whether upon maturity, redemption or otherwise. (Section 402)

  Such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement to which the Company is a party or is bound, and (ii) the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. It shall also be a condition to the effectiveness of such defeasance (but not covenant defeasance) that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Debt Securities and Coupons by appertaining thereto of such series shall have occurred and been continuing on the date of, or during the period ending on the 91st day after the date of, such deposit into trust. (Section 402)

  In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities and Coupons appertaining thereto at the time of any acceleration resulting from such Event of Default. However, the Company and Thermo Electron would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

MODIFICATION, WAIVERS AND MEETINGS

  The Indenture contains provisions permitting the Company, Thermo Electron and the Trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series and affected by a modification or amendment, to modify or amend any of the provisions of the Indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under the Indenture, provided that no such modification or amendment shall, among other things, (i) change the Stated Maturity of the principal of, or premium, if any, or any installment of principal or interest on or Additional Amounts with respect to any Debt Securities or any sinking fund or analogous payment with respect thereof or reduce the principal amount thereof or any premium thereon, or the rate of interest thereon (or modify the calculation of such rate), or change the obligation of the Company to pay Additional Amounts, or reduce the amount of principal of any Debt Security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect any right of repayment at the option of any Holder, or change the provisions of the Indentures relating to the Place of Payment for Bearer Debt Securities being located outside the United States, or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Debt Security or any sinking or analogous fund payment in respect thereof, is payable, or impair the Holder's right to institute suit to enforce the payment of any such Debt Securities, or make any change that adversely affects the right, if any, to convert or exchange such Debt Securities for other securities in accordance with their terms or in the case of the Subordinated Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Securities and the related Guarantees or change in any manner adverse to the Holders of Debt Securities the terms of the Guarantees with respect to the payment of the principal of, premium, if any, and interest on the Debt Securities or any sinking fund or analogous payments with respect thereof, or (ii) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the Holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities. (Section 902) The Indenture also contains provisions permitting the Company, Thermo Electron and the Trustee, without the consent of the holders of any Debt Securities issued thereunder, to modify or amend the Indenture in order to, among other things, (a) add to the Events of Default or the covenants of the Company or Thermo Electron for the benefit of the holders of all or any series of Debt Securities; (b) to add or change any provisions of the Indenture to facilitate the issuance of Bearer Securities; (c) to establish the form or terms of Debt Securities of any series and any related Coupons; (d) to cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders of any series of Debt Securities in any material respect; or (e) to amend or supplement any provision contained in the Indenture, provided that such amendment or supplement does not apply to any Outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision. (Section 901)

  The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to, any Debt Securities or any Coupons appertaining thereto of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Debt Securities of such series affected. (Section 513)

  The Indenture contains provisions for convening meetings of the Holders of Debt Securities of each series. (Section 1601) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of the Indenture. (Section 1602) Except for any consent which must be given by the Holder of outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less or more than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series and the related Coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series, subject to certain exceptions. (Section 1604)

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Each of the Company and Thermo Electron, without the consent of any Holders of Debt Securities, may consolidate or merge with or into, or transfer or lease its properties or assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with and into, or transfer or lease properties or assets substantially as an entirety to, the Company or Thermo Electron provided that (i) the Person (if other than the Company or Thermo Electron) formed by any such consolidation or into which the Company or Thermo Electron is merged or which acquires or leases the properties or assets of the Company or Thermo Electron substantially as an entirety is a corporation, partnership or trust organized and validly existing under the laws of any United States jurisdiction or, subject to certain additional requirements, a corporation, limited liability company, partnership or trust organized under the laws of a jurisdiction other than the United States, that assumes the Company's or Thermo Electron's obligations on the Debt Securities or the Guarantees, as the case may be, and under the Indentures, (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. Upon compliance with these provisions by a successor corporation, the Company or Thermo Electron, as the case may be, would be relieved from its obligations under the Securities and the Guarantees, as the case may be, and under the Indenture. (Article Eight)

NOTICES

  Notice to Holders of Registered Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. Notice to Holders of Bearer Securities, if any, will be given by publication in a leading daily newspaper in the English language of general circulation in New York City and, if such Debt Securities are then listed on any stock exchange outside the United States, in a daily newspaper of general circulation in the city that such stock exchange requires. (Section 106)

TITLE

  The Company, Thermo Electron, the Trustee and any agent of the Company, Thermo Electron or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. Title to Bearer Securities passes on delivery. (Section 308)

GOVERNING LAW

  The Indentures, the Debt Securities and the Guarantees will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the rights, protections, obligations, indemnities and immunities of the Trustee under the Indentures shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of either state. (Section 113)

CONCERNING THE TRUSTEE

  The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of the Company or Thermo Electron, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 611) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign. (Section 613)

  The Trustee serves as a depositary of funds of, and performs other services for, Thermo Electron and its subsidiaries, and is trustee and fiscal agent under several other indentures and fiscal agency agreements pursuant to which debentures of various subsidiaries of Thermo Electron have been issued.

                              PLAN OF DISTRIBUTION

  The Securities may be sold to or through underwriters or to dealers acting as principals for their own account, and also may be sold directly to other purchasers or through agents.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or Thermo Electron or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company or Thermo Electron and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company or Thermo Electron will be described, in the Prospectus Supplement.

  Under agreements which may be entered into by the Company and, in the case of Debt Securities, Thermo Electron, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company and Thermo Electron against certain liabilities, including liabilities under the Securities Act.

  Any Securities issued hereunder (other than Common Stock) will be new issues of securities with no established trading market. The Company and Thermo Electron may not apply for the listing of any Securities (other than the Common Stock) on any national securities exchange or on Nasdaq. No assurance can be given as to the liquidity of the trading market for any such Securities.

  Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Company or Thermo Electron in the ordinary course of business.

                             VALIDITY OF SECURITIES

  The validity of the Securities to which this Prospectus relates will be passed upon for the Company and, in the case of Debt Securities, Thermo Electron by Seth H. Hoogasian, Esq., General Counsel of the Company and Thermo Electron. Mr. Hoogasian is a full-time employee of Thermo Electron. The validity of the Securities offered hereby will be passed upon for any relevant Underwriters by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

  The financial statements of the Company and Thermo Electron incorporated by reference in this Prospectus and the financial statement schedules incorporated by reference in the Registration Statement of which this Prospectus forms a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the various expenses in connection with the sale and distribution of the Securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the registration fee of the Securities and Exchange Commission (the "SEC" or the "Commission").

      SEC registration fee............................................ $ 75,758
      Listing fees....................................................   17,500
      Legal fees and expenses.........................................   75,000
      Accounting fees and expenses....................................   25,000
      Blue sky fees and expenses (including legal fees)...............   25,000
      Printing and engraving expenses.................................  200,000
      Rating agencies' fees...........................................  100,000
      Miscellaneous...................................................   30,000
                                                                       --------
          Total....................................................... $548,258
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Delaware General Corporation Law and the corporate charter and by-laws of each of the Company and Thermo Electron limit the monetary liability of directors to each of the Company, Thermo Electron and their respective stockholders and provide for indemnification of their respective officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and Thermo Electron, respectively, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's and Thermo Electron's corporate charters and by-laws filed as exhibits to this registration statement.

  Thermo Electron has an insurance policy that insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities that might be incurred in connection with the performance of their duties.

  The forms of underwriting agreements to be filed as exhibits to this registration statement require the underwriters under certain circumstances to indemnify the directors and officers of the registrants against certain liabilities, including liabilities under the Securities Act.

  The registrants also have indemnification agreements with their respective directors and officers that provide for the maximum indemnification allowed by law.

ITEM 16. EXHIBITS.

     1.1 Proposed form of Underwriting Agreement.
     3.1 Restated Certificate of Incorporation, as amended, of the Company
         (filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1994 and incorporated herein by reference).
     3.2 By-laws of the Company, as amended and restated (filed as Exhibit 3.2 to the Company's Transition Report on Form 10-K for the transition period January 1, 1995 through September 30, 1995 and incorporated herein by reference).

      3.3  Restated Certificate of Incorporation of Thermo Electron (filed as
           Exhibit 3(i) to Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996 and incorporated herein by reference).
      3.4  By-Laws of Thermo Electron (filed as Exhibit 3.2 to Thermo
           Electron's Annual Report on Form 10-K for the fiscal year ended
           December 28, 1996 and incorporated herein by reference).
      4.1  Form of Senior Indenture.
      4.2  Form of Subordinated Indenture.
      4.3* Form of Senior Debt Security.
      4.4* Form of Subordinated Debt Security.
      4.5  Specimen Certificate for Common Stock of the Company (filed as
           Exhibit 4 to the Company's Registration Statement on Form S-1 [Reg.
           No. 33-40972] and incorporated herein by reference).
      4.6  Rights Agreement dated as of January 19, 1996, between Thermo
           Electron and The First National Bank of Boston, as Rights Agent
           (filed as Exhibit 1 to Thermo Electron's Registration Statement on
           Form 8-A, declared effective by the Commission on January 31, 1996 and incorporated herein by reference).
      5.1 Opinion and consent of Seth H. Hoogasian, Esq. as to the validity of the Securities.
      8.1* Opinion and consent of tax counsel as to certain tax matters.
     12.1  Computation of ratio of earnings to fixed charges of the Company.
     12.2  Computation of ratio of earnings to fixed charges of Thermo
           Electron.
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Seth H. Hoogasian, Esq. (included as part of Exhibit
           5.1).
     23.3  Consent of tax counsel (included as part of Exhibit 8.1).
     23.4 Power of Attorney (see signature pages to this registration statement).
     25.1  Form T-1 Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939, as amended, of Bankers Trust Company.

--------
* To be filed, if applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of specific Securities.

ITEM 17. UNDERTAKINGS.

  1. The undersigned registrants hereby undertake:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

THERMOTREX CORPORATION

  Pursuant to the requirements of the Securities Act, ThermoTrex Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on September 4, 1997.

                                          ThermoTrex Corporation

                                          By:      /s/ Gary S. Weinstein
                                           ____________________________________
                                                     Gary S. Weinstein
                                                  Chief Executive Officer

THERMO ELECTRON CORPORATION

  Pursuant to the requirements of the Securities Act, Thermo Electron Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on September 4, 1997.

                                          Thermo Electron Corporation

                                          By:     /s/ John N. Hatsopoulos
                                           ____________________________________
                                                    John N. Hatsopoulos
                                               President and Chief Financial
                                                          Officer

                       POWER OF ATTORNEY AND SIGNATURES

  We, the undersigned officers and directors of ThermoTrex Corporation and Thermo Electron Corporation, hereby severally constitute and appoint John N. Hatsopoulos, Seth H. Hoogasian, Sandra L. Lambert and Melissa F. Riordan, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments and exhibits to this registration statement, any related registration statements which may be filed under Rule 462(b) of the Securities Act of 1933, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, and generally to do all things in our names and on our behalf in such capacities to enable ThermoTrex Corporation and Thermo Electron Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

THERMOTREX CORPORATION

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                      TITLE(S)                DATE

        /s/ Gary S. Weinstein          Chief Executive           September 4,
-------------------------------------   Officer, Chairman            1997
          GARY S. WEINSTEIN             of the Board and
                                        Director (Principal
                                        Executive Officer)

       /s/ John N. Hatsopoulos         Vice President,           September 4,
-------------------------------------   Chief Financial              1997
         JOHN N. HATSOPOULOS            Officer and
                                        Director (Principal
                                        Financial Officer)

        /s/ Paul F. Kelleher           Chief Accounting          September 4,
-------------------------------------   Officer (Principal           1997
          PAUL F. KELLEHER              Accounting Officer)

         /s/ Morton Collins            Director                  September 4,
-------------------------------------                                1997
           MORTON COLLINS

         /s/ Peter O. Crisp            Director                  September 4,
-------------------------------------                                1997
           PETER O. CRISP

         /s/ Paul F. Ferrari           Director                  September 4,
-------------------------------------                                1997
           PAUL F. FERRARI

    /s/ Dr. George N. Hatsopoulos      Director                  September 4,
-------------------------------------                                1997
      DR. GEORGE N. HATSOPOULOS

        /s/ Robert C. Howard           Director                  September 4,
-------------------------------------                                1997
          ROBERT C. HOWARD

          /s/ Firooz Rufeh             Director                  September 4,
-------------------------------------                                1997
            FIROOZ RUFEH

       /s/ Nicholas T. Zervas          Director                  September 4,
-------------------------------------                                1997
         NICHOLAS T. ZERVAS

THERMO ELECTRON CORPORATION

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                      TITLE(S)                DATE

      /s/ George N. Hatsopoulos        Chief Executive           September 4,
-------------------------------------   Officer, Chairman            1997
        GEORGE N. HATSOPOULOS           of the Board and
                                        Director (Principal
                                        Executive Officer)

       /s/ John N. Hatsopoulos         President and Chief       September 4,
-------------------------------------   Financial Officer            1997
         JOHN N. HATSOPOULOS            (Principal
                                        Financial Officer)

        /s/ Paul F. Kelleher           Senior Vice               September 4,
-------------------------------------   President, Finance           1997
          PAUL F. KELLEHER              & Administration
                                        (Principal
                                        Accounting Officer)

        /s/ John M. Albertine          Director                  September 4,
-------------------------------------                                1997
          JOHN M. ALBERTINE

         /s/ Peter O. Crisp            Director                  September 4,
-------------------------------------                                1997
           PETER O. CRISP

      /s/ Elias P. Gyftopoulos         Director                  September 4,
-------------------------------------                                1997
        ELIAS P. GYFTOPOULOS

          /s/ Frank Jungers            Director                  September 4,
-------------------------------------                                1997
            FRANK JUNGERS

        /s/ Robert A. McCabe           Director                  September 4,
-------------------------------------                                1997
          ROBERT A. MCCABE

         /s/ Frank E. Morris           Director                  September 4,
-------------------------------------                                1997
           FRANK E. MORRIS

-------------------------------------  Director                  September  ,
           DONALD E. NOBLE                                           1997

        /s/ Hutham S. Olayan           Director                  September 4,
-------------------------------------                                1997
          HUTHAM S. OLAYAN

       /s/ Roger D. Wellington         Director                  September 4,
-------------------------------------                                1997
         ROGER D. WELLINGTON

   EXHIBIT
     NO.                         EXHIBIT INDEX DESCRIPTION
    1.1    Proposed form of Underwriting Agreement.
    3.1    Restated Certificate of Incorporation, as amended, of the Company
           (filed as Exhibit 3(i) to the Company's Quarterly Report on Form 10-
           Q for the fiscal quarter ended July 2, 1994 and incorporated herein by reference).
    3.2    By-laws of the Company, as amended and restated (filed as Exhibit
           3.2 to the Company's Transition Report on Form 10-K for the
           transition period January 1, 1995 through September 30, 1995 and incorporated herein by reference).
    3.3    Restated Certificate of Incorporation of Thermo Electron (filed as
           Exhibit 3(i) to Thermo Electron's Quarterly Report on Form 10-Q for
           the quarter ended June 29, 1996 and incorporated herein by reference).
    3.4    By-Laws of Thermo Electron (filed as Exhibit 3.2 to Thermo
           Electron's Annual Report on Form 10-K for the fiscal year ended
           December 28, 1996 and incorporated herein by reference).
    4.1    Form of Senior Indenture.
    4.2    Form of Subordinated Indenture.
    4.3*   Form of Senior Debt Security.
    4.4*   Form of Subordinated Debt Security.
    4.5    Specimen Certificate for Common Stock of the Company (filed as
           Exhibit 4 to the Company's Registration Statement on Form S-1 [Reg.
           No. 33-40972] and incorporated herein by reference).
    4.6    Rights Agreement dated as of January 19, 1996, between Thermo
           Electron and The First National Bank of Boston, as Rights Agent
           (filed as Exhibit 1 to Thermo Electron's Registration Statement on
           Form 8-A, declared effective by the Commission on January 31, 1996 and incorporated herein by reference).
    5.1    Opinion and consent of Seth H. Hoogasian, Esq. as to the validity of the Securities.
    8.1*   Opinion and consent of tax counsel as to certain tax matters.
   12.1    Computation of ratio of earnings to fixed charges of the Company.
   12.2    Computation of ratio of earnings to fixed charges of Thermo
           Electron.
   23.1    Consent of Arthur Andersen LLP.
   23.2    Consent of Seth H. Hoogasian, Esq. (included as part of Exhibit
           5.1).
   23.3    Consent of tax counsel (included as part of Exhibit 8.1).
   23.4    Power of Attorney (see signature pages to this registration statement).
   25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
           Indenture Act of 1939, as amended, of Bankers Trust Company.

--------
* To be filed, if applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of specific Securities.